THIS SEPARATION AGREEMENT is dated for reference as of the 15th day of June, 2010, and is made by and between DORAL ENERGY CORP., a Nevada corporation (the "Company"), and H. Patrick Seale (the "Employee").

WHEREAS the Employee intends to resign as an employee of the Company; and

WHEREAS the Company wishes to, on the terms and conditions set out herein, pay a separation payment to the Employee in recognition of the services provided by the Employee to the Company,

NOW THEREFORE in consideration of the foregoing and of the mutual covenants and agreements hereinafter provided, the parties have agreed and do hereby agree as follows:

1.      The Company agrees to pay to the Employee a payment in the aggregate amount of $150,000 (the "Separation Payment").

2.      In consideration for the Company paying the Separation Payment to the Employee, the Employee agrees to execute a release in favor of the Company and others as set forth in Exhibit A hereto (the "Release"). Notwithstanding anything in this Agreement to the contrary, the Company shall not be Obligated to pay the Separation Payment to the Employee until the Release has been executed by the Employee and delivered to the Company.

3.      Time shall be of the essence of this Agreement.

4.      This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

5.      No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

6.      A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

7.      This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

8.      This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Employee may not assign this Agreement without the express written consent of the Company which consent may be unreasonably withheld.

9.      This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

10.      This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day first above written.

DORAL CORP.
by its authorized signatory:

2

EXHIBIT A

FORM OF RELEASE

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the "Releasor") hereby generally and completely releases DORAL ENERGY CORP. (the "Company") and its, directors, officers, employees, stockholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates and assigns (collectively the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, claims, demands and obligations, whether at law or in equity, known or unknown, suspected or unsuspected, that arise out of or are in any way related to events, acts, conduct or omissions prior to the execution of this Release. This general release includes, but is not limited to: (a) all claims arising out of or in any way related to the Releasor's employment with the Company or the termination of such employment; (b) all claims related to the Releasor's compensation or benefits from the Company, including wages, salary, bonuses, commissions, vacation pay, expense reimbursements (to the extent permitted by applicable law), severance pay, fringe benefits, stock, stock options, or any other ownership or equity interests in the Company; (c) all claims for breach of contract, wrongful dismissal and breach of the implied covenant of good faith and fair dealing; (d) all tort claims; and (e) all federal, state and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys' fees, or other claims.